Exhibit 16.1

June 16, 2015

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of the Form 8-K dated June 16, 2015, of Engage Mobility, Inc. and are in agreement with the statements contained therein in so far as they relate to our firm.

Frazier & Deeter, LLC

/s/ Frazier & Deeter, LLC

Atlanta, GA